Exhibit 10.2

FISERV, INC. 2007 OMNIBUS INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AWARD MEMORANDUM
NON-EMPLOYEE DIRECTOR

Non-Employee Director:	[FIRST NAME] [LAST NAME]

Grant Date:	[GRANT DATE]

Number of Shares Subject to Option:	[NUMBER OF SHARES]

Exercise Price Per Option Share:	[EXERCISE PRICE]

Type of Option:	Non-Qualified Stock Option

Vesting Schedule:	The Option will vest 100% on the earlier of (a) immediately prior to first annual meeting of shareholders after the Grant Date or (b) the first anniversary of the Grant Date.

Expiration Date:	10 years after the Grant Date

Additional terms and conditions of your Award are included in the Non-Qualified Stock Option Agreement (Non-Employee Director). As a condition to your ability to exercise your Option, you must log on to Fidelity’s website at www.netbenefits.fidelity.com and accept the terms and conditions of this Award within 120 calendar days of your Award Grant Date. If you do not accept the terms and conditions of this Award within such time at www.netbenefits.fidelity.com, this Award will be forfeited and immediately terminate.

NON-QUALIFIED STOCK OPTION AGREEMENT -
NON-EMPLOYEE DIRECTOR
Pursuant to the Fiserv, Inc. 2007 Omnibus Incentive Plan (the “Plan”), Fiserv, Inc., a Wisconsin corporation (the “Company”), has granted you an Option to purchase such number of shares of Company Common Stock (the “Option Shares”) as set forth in the Award Memorandum on the terms and conditions set forth in this agreement (this “Agreement”), the Award Memorandum and the terms of the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meanings set forth in the Plan.
In the event of a conflict between the terms of this Agreement or the Award Memorandum and the terms of the Plan, the terms of the Plan shall govern. In the event of a conflict between the terms of this Agreement and the Award Memorandum, the terms of this Agreement shall govern.

1.
Grant Date; Type of Option. The Option is granted to you on the Grant Date set forth in the Award Memorandum. As a “non-qualified stock option,” the Option will not be treated by you or the Company as an incentive stock option as defined in Section 422 of the Code.

2.
Termination of Option. Your right to exercise the Option and to purchase the Option Shares shall expire and terminate in all events on the earliest of (a) the Expiration Date set forth in the Award Memorandum or (b) the date upon which exercise is no longer permitted pursuant to Section 6 of this Agreement or (c) your failure to accept the terms of this Agreement, the Award Memorandum and the Plan within the time period and in the manner specified in this Agreement.

3.	Exercise Price. The purchase price to be paid upon the exercise of the Option will be the Exercise Price Per Option Share set forth in the Award Memorandum.

4.
Vesting; Provisions Relating to Exercise. Once you become entitled to exercise any part of the Option (and to purchase Option Shares) pursuant to the vesting schedule set forth in the Award Memorandum, that right will continue until the date on which the Option expires and terminates. The right to purchase Option Shares under the Option is cumulative, so that if the full number of Option Shares is not purchased in a single transaction, the balance may be purchased at any time or from time to time thereafter during the term of the Option. The Administrator, in its sole discretion, may at any time accelerate the time at which the Option becomes exercisable by you with respect to any Option Shares. The Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred part of the Option at any time if you are not in compliance with all applicable provisions of this Agreement, the Award Memorandum and the Plan.

5.
Exercise of Option. To exercise the Option, you must complete the transaction through our administrative agent’s website at www.netbenefits.fidelity.com or call its toll free number at (800) 544-9354, specifying the number of Option Shares being purchased as a result of such exercise, and make payment of the full Exercise Price for the Option Shares being purchased. In no event may a fraction of a share be exercised or acquired. You must also pay any taxes or other amounts required to be withheld as provided in Section 13 of this Agreement.

6.	Termination of Directorship.

(a)
Vesting. If you cease to be a Director for any reason other than for Cause, the Option may be exercised to the same extent that you were entitled to exercise the Option on the date you ceased to be a Director and had not previously done so, and the unvested Option Shares will immediately terminate and expire.

(b)	Deadline for Exercise.

(i)
If you cease to be a Director by reason of Retirement, you are (or in the event your Retirement is by reason of your death or Disability resulting in judicial appointment of a guardian ad litem, administrator or other legal representative, the executor or administrator of your estate, any person who shall have acquired the Option through bequest or inheritance or such guardian ad litem, administrator or other legal representative is) entitled to exercise the Option per the terms contained herein within five years following your cessation of service as a Director.

(ii)
If you cease to be a Director by reason of death or Disability and you are not eligible for Retirement, you are (or in the event of your death or Disability resulting in judicial appointment of a guardian ad litem, administrator or other legal representative, the executor or administrator of your estate, any person who shall have acquired the Option through bequest or inheritance or such guardian ad litem, administrator or other legal representative is) entitled to exercise the Option per the terms contained herein within one year after you cease to be a Director.

(iii)
Subject to Section 6(d), if you cease to be a Director for any reason other than death, Disability or Retirement, you are entitled to exercise the Option per the terms contained herein within 90 days after you cease to be a Director.

(iv)
If you die within the exercise period described in subsection (i) above, your executor, the administrator of your estate or your beneficiary may exercise the Option within the longer of (A) one year after your death or (B) five years following your cessation of service as a Director. If you die within the exercise periods described in subsections (ii) and (iii) above, your executor, the administrator of your estate or your beneficiary may exercise the Option within one year after your death.

(v)
“Retirement” means the cessation of service as a director for any reason, including death or Disability, other than termination for Cause, on or after the date: (A) you are at least 60 years of age and your age plus years of service to the Company and its subsidiaries is equal to or greater than 70; or (B) you are least 65 years of age.

(c)
Expiration. Notwithstanding any provision contained in this Section 6 to the contrary, in no event may the Option be exercised to any extent by anyone after the Expiration Date set forth in the Award Memorandum.

(d)
Termination for Cause. If your service as a Director is terminated for Cause, the Option, whether or not vested, shall terminate immediately. In addition, if your service as a Director is terminated other than for Cause but the Administrator later determines that it could have been terminated for Cause if all facts had been known at the time you were terminated, the Option, whether or not vested, will terminate immediately on the date of such determination.

(e)	Change of Control. If a Change of Control of the Company occurs, the provisions of Section 17(c) of the Plan shall apply to the Option.

(f)	No Further Obligation. The Company will have no further obligation to you under this Agreement if the Option ceases to become exercisable as provided herein.

7.
Issuance of Shares. The Company, or its transfer agent, will issue and deliver the Option Shares to you as soon as practicable after you exercise any part of the Option and pay the Exercise Price Per Option Share and all applicable related withholding taxes, if any. If you die before the Company has distributed any portion of the Option Shares purchased upon exercise, the Company will issue the Option Shares to your estate or in accordance with applicable laws of descent and distribution. The Option Shares will be issued in book entry form, and the Company will not be liable for damages relating to any delays in making an appropriate book entry or any mistakes or errors in the making of the book entry; provided that the Company shall correct any errors caused by it. Any such book entry will be subject to such stop transfer orders and other restrictions as the Company may deem advisable under (a) the Plan and any agreement between you and the Company with respect to the Option Shares, (b) any applicable federal or state laws, and/or (c) the rules, regulations and other requirements of the Securities and Exchange Commission (“SEC”) or any stock exchange upon which the Option Shares are listed. The Company may cause an appropriate book entry notation to be made with respect to the Option Shares to reference any of the foregoing restrictions.

8.
Non-Transferability of Award. Except as provided in the Plan, this Agreement and the Award Memorandum, until the Option Shares have been purchased upon exercise of any part of this Option, this Option and the Option Shares issuable upon exercise hereunder and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option, or of any right or privilege conferred hereby, contrary to the provisions of the Plan or of this Agreement, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

9.
Conditions to Issuance of Shares. The Option Shares issued to you hereunder upon exercise and purchase may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Company shall not be required to issue any Option Shares hereunder prior to fulfillment of all of the following conditions: (a) the admission of such Option Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Option Shares under any state or federal law or under the rulings or regulations of the SEC or any other governmental regulatory body, which the compensation committee of the Board of Directors (the “Compensation Committee”) shall, in its discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Compensation Committee shall, in its discretion, determine to be necessary or advisable; (d) the lapse of such reasonable period of time following the exercise of the Option as the Compensation Committee may establish from time to time for reasons of administrative convenience; and (e) your acceptance of the terms and conditions of this Agreement, the Award Memorandum and the Plan within the time period and in the manner specified in this Agreement.

10.
No Rights as Shareholder. Until you exercise any part of this Option, purchase Option Shares and the Option Shares are issued to you, you shall have no rights as a shareholder of the Company with respect to the Option Shares. Specifically, you understand and agree that you do not have voting rights or the right to receive dividends or any other distributions paid with respect to shares of Company common stock by virtue of this Option or the Option Shares subject hereto.

11.
Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company as follows: Corporate Secretary, Fiserv, Inc., 255 Fiserv Drive, Brookfield, WI 53045, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Director shall be addressed to the Director at the address set forth in the Company’s records from time to time.

12.
Captions; Agreement Severable. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

13.	Securities and Tax Representations.

(a)
You acknowledge receipt of the prospectus under the Registration Statement on Form S-8 with respect to the Plan filed by the Company with the SEC. You represent and agree that you will comply with all applicable laws and Company policies relating to the Plan, this Agreement, the exercise of the Option and any disposition of the Option Shares, and that upon the acquisition of any Option Shares, you will make or enter into such written representations, warranties and agreements as the Company may reasonably request to comply with applicable securities laws or this Agreement.

(b)
You represent and warrant that you understand the federal, state and local income tax consequences of the granting of the Option, the exercise of the Option, the purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. Unless required by law, the Company will not withhold any federal, state or local income taxes in connection with the Option Shares. You understand and agree that you are solely responsible for the payment of any federal, state or local income tax imposed upon or attributable to you in connection with such exercise, sale or other disposition.

14.
Market Stand-Off. The Company reserves the right to impose restrictions on dispositions in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended. Upon receipt of written notice from the Company of a trading restriction, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Option without the prior written consent of the Company. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be determined by the Company. In no event, however, shall such period exceed one hundred eighty (180) days.

15.	General Provisions.

(a)	None of the Plan, this Agreement or the Award Memorandum confers upon you any right to continue to serve as a Director.

(b)	This Agreement, the Award Memorandum and the Plan contain the entire agreement between the Company and you relating to the Option and supersede all prior agreements or understandings relating thereto.

(c)	This Agreement and the Award Memorandum may only be modified, amended or cancelled as provided in the Plan.

(d)
If any one or more provisions of this Agreement or the Award Memorandum is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(e)
Any remedies available to the Company under the Plan or this Agreement are cumulative and are in addition to, and are not affected by, the other rights and remedies available to the Company under the Plan, this Agreement, by law or otherwise.

(f)	This Agreement and the Award Memorandum shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to conflict of law provisions.

(g)
The Company agrees, and you agree, to be subject to and bound by all of the terms and conditions of the Plan. The Prospectus for the Plan is accessible on the administrative agent’s website (www.netbenefits.fidelity.com) in the “forms library” and a paper copy is available upon request.

(h)	During your lifetime, the Option may only be exercised by you or your legal representatives.

(i)
This Agreement and the Award Memorandum shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled by law to your rights hereunder.

(j)	You understand that, under the terms of the Plan, this Agreement and the Award Memorandum, the Company may cancel or rescind the Option and/or the Option Shares in certain circumstances.
By selecting the “I accept” box on the website of our administrative agent, you acknowledge your acceptance of, and agreement to be bound by, this Agreement, the Award Memorandum and the Plan.

Your acceptance of the terms of this Agreement, the Award Memorandum and the Plan through our administrative agent’s website is a condition to your ability to exercise your Option. You must log on to our administrative agent’s website and accept the terms and conditions of this Agreement, the Award Memorandum and the Plan within 120 calendar days of your Award Grant Date. If you do not accept the terms and conditions of this Agreement, the Award Memorandum and the Plan within such time, this Award will be forfeited and immediately terminate.